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                                 EXHIBIT 23.1



CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-46530) pertaining to The FINOVA Group Inc. Savings Plan of our report dated June 15, 2001, with respect to the financial statements and schedule of The FINOVA Group Inc. Savings Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2000.


   /s/  ERNST & YOUNG LLP
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Phoenix, Arizona
June 27, 2001